SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 12, 1997

                           HIGHWOODS PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)



        Maryland               1-13100                        56-1871668
(State of Incorporation)  (Commission File Number) (IRS Employer Identification
                                                                  No.)


3100 Smoketree Court, Suite 600, Raleigh, North Carolina            27604
         (Address of principal executive offices)                 (Zip Code)



       Registrant's telephone number, including area code: (919) 872-4924





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Item 5.           OTHER EVENTS.

                  The purpose of this filing is to effect the incorporation of the exhibits hereto into the prospectus dated November 15, 1996, which prospectus was used in connection with a public offering (the "Offering") by the Registrant of 125,000 shares of 8 5/8% Series A Cumulative Redeemable Preferred Shares, par value $0.01 per share (liquidation preference equivalent to $1,000 per share). The Offering was priced on February 7, 1997 and is scheduled to close on February 12, 1997.


Item 7(C).        EXHIBITS.

Item     Description

3.1      Amended and Restated Articles of Incorporation of the Registrant

4.1 Specimen certificate representing shares of preferred stock issued by the Registrant

10.1 Amendment to Amended and Restated Agreement of Limited Partnership of Highwoods/Forsyth Limited Partnership

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     HIGHWOODS PROPERTIES, INC.

Date: February 12, 1997              /s/ Carman J. Liuzzo
                                     --------------------
                                     Carman J. Liuzzo
                                     Vice President and Chief Financial Officer



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